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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A/A

(Amendment No. 2 to Form 8-A Originally Filed on May 9, 2006)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LIBERTY MEDIA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State of Incorporation or organization)	84-1288730 (I.R.S. Employer Identification no.)
12300 LIBERTY BOULEVARD ENGLEWOOD, COLORADO (Address of Principal Executive Offices)	80112 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A Liberty Interactive common stock, par value $0.01 per share	The NASDAQ Stock Market LLC
Series B Liberty Interactive common stock, par value $0.01 per share	The NASDAQ Stock Market LLC
Series A Liberty Capital common stock, par value $0.01 per share	The NASDAQ Stock Market LLC
Series B Liberty Capital common stock, par value $0.01 per share	The NASDAQ Stock Market LLC

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

         Securities Act registration statement file number to which this form relates:    333-132452 and 333-145936
                                                                                                                                                   (if applicable)

         Securities to be registered pursuant to Section 12(g) of the Act:    None

        This Amendment No. 2 on Form 8-A/A amends and restates in its entirety the Registration Statement on Form 8-A filed by Liberty Media Corporation (the "Registrant"), with the Securities and Exchange Commission (the "SEC") on May 9, 2006, as amended by Amendment No. 1 on Form 8-A/A filed with the SEC on March 4, 2008.

Item 1.    Description of Registrant's Securities to be Registered.

        The securities to be registered hereby are the Series A Liberty Interactive common stock, par value $.01 per share (the "Series A Liberty Interactive common stock"), the Series B Liberty Interactive common stock, par value $.01 per share (the "Series B Liberty Interactive common stock," and together with the Series A Liberty Interactive common stock, the "Liberty Interactive common stock"), the Series A Liberty Capital common stock, par value $.01 per share (the "Series A Liberty Capital common stock"), and the Series B Liberty Capital common stock, par value $.01 per share (the "Series B Liberty Capital common stock" and together with the Series A Liberty Capital common stock, the "Liberty Capital common stock"), of the Registrant.

        Reference is made to the Registration Statement on Form S-4 of the Registrant, Amendment No. 2 to which was filed with, and which Registration Statement was declared effective by, the SEC on April 7, 2006 (Reg. No. 333-132452) (the "2006 Registration Statement"). The 2006 Registration Statement relates to, among other things, the creation and issuance of the Liberty Interactive common stock, the Registrant's former Series A Liberty Capital common stock, par value $.01 per share (the "Old Series A Liberty Capital common stock"), and the Registrant's former Series B Liberty Capital common stock, par value $.01 per share (the "Old Series B Liberty Capital common stock"). Reference is also made to the Registration Statement on Form S-4 of the Registrant that was filed with the SEC on September 7, 2007 and declared effective by the SEC on September 11, 2007 (Reg. No. 333-145936) (the "2007 Registration Statement"). The 2007 Registration Statement relates to, among other things, the reclassification of (i) each share of Old Series A Liberty Capital common stock into one share of the Registrant's reclassified Series A Liberty Capital common stock, and four shares of the Registrant's former Series A Liberty Entertainment common stock, par value $.01 per share (the "Series A Liberty Entertainment common stock"), and (ii) each share of Old Series B Liberty Capital common stock into one share of the Registrant's reclassified Series B Liberty Capital common stock, and four shares of the Registrant's former Series B Liberty Entertainment common stock, par value $.01 per share (the "Series B Liberty Entertainment common stock", and together with the Series A Liberty Entertainment common stock, the "Liberty Entertainment common stock").

        Reference is made to the Definitive Proxy Statement on Schedule 14A filed by the Registrant with the SEC on May 13, 2009 (the "Annual Proxy Statement"). The Annual Proxy Statement contains a proposal (the "redesignation proposal") for the stockholders of the Registrant to approve the amendment and restatement of the Registrant's Restated Certificate of Incorporation (the "amended charter") to change the name of (i) the Entertainment Group to the Starz Group and (ii) the Liberty Entertainment common stock to the Liberty Starz common stock upon completion of the split-off (accomplished through a partial redemption of the Liberty Entertainment common stock) of Liberty Entertainment, Inc. ("LEI"), an entity which would hold a substantial portion of the assets, liabilities and businesses of the Entertainment Group, to the holders of Liberty Entertainment common stock (the "Split-off"); to update the definition of the renamed Starz Group to reflect the composition of that group after giving effect to the Split-Off; and to update the definitions of the Capital Group and the Interactive Group to give effect to certain changes in the assets, liabilities and businesses attributable to each of these groups since the effective date of the Registrant's existing charter (such changes, collectively, the "redesignation"). The redesignation proposal received the approval of stockholders on June 25, 2009 and the Registrant completed the redesignation on November 19, 2009 in conjunction with the effectiveness of the Split-Off.

        The Series A Liberty Interactive common stock and the Series B Liberty Interactive common stock are listed on the Nasdaq Global Select Market under the symbols "LINTA" and "LINTB," respectively. The Series A Liberty Capital common stock and the Series B Liberty Capital common stock are listed on the Nasdaq Global Select Market under the symbols "LCAPA" and "LCAPB," respectively.

        A description of the terms of the Liberty Interactive common stock and Liberty Capital common stock as set forth in the Registrant's amended charter is set forth below. The discussion of the terms of the Liberty Interactive common stock, the Liberty Capital common stock and the Registrant's amended charter is qualified by reference to the full text of the amended charter, which is incorporated by reference as Exhibit 3.1 to this Amendment No. 2 on Form 8-A/A.

Liberty Interactive Common Stock

Basic Investment

        Liberty Interactive common stock is intended to reflect the separate economic performance of the assets included in the Interactive Group. The Interactive Group is defined to include: (i) the Registrant's interests in QVC, Inc., Provide Commerce, Inc., Backcountry.com, Inc., BuySeasons, Inc., Bodybuilding.com, LLC, Expedia, Inc., IAC/InterActiveCorp, HSN, Inc., Interval Leisure Group, Inc., Ticketmaster Entertainment, Inc. and Tree.com, Inc., (ii) all other assets, liabilities and businesses of the Registrant to the extent attributed to the Interactive Group as of the effective date of the redesignation, (iii) such other businesses, assets and liabilities that the Registrant's board of directors may determine to attribute to the Interactive Group or that may be acquired for or transferred to the Interactive Group in the future, (iv) the proceeds of any sale, transfer, exchange, assignment or other disposition of any of the foregoing, and (v) any inter-group interest that the Interactive Group may obtain in the Capital Group and/or the Starz Group.

Authorized Capital Stock

        The Registrant is authorized to issue up to 8.15 billion shares of Liberty Interactive common stock, of which 4 billion are designated Series A Liberty Interactive common stock, 150 million are designated Series B Liberty Interactive common stock and 4 billion are designated Series C Liberty Interactive common stock.

Dividends and Securities Distributions

        The Registrant is permitted to pay dividends on Liberty Interactive common stock out of the lesser of the Registrant's assets legally available for the payment of dividends under Delaware law and the "Interactive Group Available Dividend Amount" (defined generally as the excess of the total assets less the total liabilities of the Interactive Group over the par value, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Interactive common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the Interactive Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). If dividends are paid on any series of Liberty Interactive common stock, an equal per share dividend will be concurrently paid on the other series of Liberty Interactive common stock.

        The Registrant is permitted to make share distributions of Series A Liberty Interactive common stock or Series C Liberty Interactive common stock, respectively, to holders of all series of Liberty Interactive common stock, on an equal per share basis; share distributions of Series A Liberty Interactive common stock to holders of Series A Liberty Interactive common stock and, on an equal per share basis, shares of Series B Liberty Interactive common stock to holders of Series Liberty B Interactive common stock and, on an equal per share basis, shares of Series C Liberty Interactive common stock to holders of Series C Liberty Interactive common stock; share distributions of Series A Liberty Capital common stock or Series C Liberty Capital common stock, respectively, to holders of all series of Liberty Interactive common stock, on an equal per share basis, subject to certain limitations; share distributions of Series A Liberty Capital common stock to holders of Series A Interactive common stock and, on an equal per share basis, shares of Series B Liberty Capital common stock to holders of Series B Liberty Interactive common stock and, on an equal per share basis, shares of Series C Liberty Capital common stock to holders of Series C Liberty Interactive common stock, subject to certain limitations; share distributions of Series A Liberty Starz common stock or Series C Liberty Starz common stock, respectively, to holders of all series of Liberty Interactive common stock, on an equal per share basis, subject to certain limitations; share distributions of Series A Liberty Starz common stock to holders of Series A Interactive common stock and, on an equal per share basis, shares of Series B Liberty Starz common stock to holders of Series B Liberty Interactive common stock and, on an equal per share basis, shares of Series C Liberty Starz common stock to holders of Series C Liberty Interactive common stock, subject to certain limitations; and share distributions of any other class or series of its securities or the securities of any other person to holders of all series of Liberty Interactive common stock, on an equal per share basis, subject to certain limitations.

Conversion at Option of Holder

        Each share of Series B Liberty Interactive common stock is convertible, at the option of the holder, into one share of Series A Liberty Interactive common stock. Shares of Series A Liberty Interactive common stock and shares of Series C Liberty Interactive common stock are not convertible at the option of the holder.

Conversion at Option of Issuer

        The Registrant is able to convert (1) each share of Series A Liberty Interactive common stock, Series B Liberty Interactive common stock and Series C Liberty Interactive common stock into a number of shares of the corresponding series of Liberty Capital common stock at a ratio based on the relative trading prices of the Series A Liberty Interactive common stock (or another series of Liberty Interactive common stock subject to certain limitations) and the Series A Liberty Capital common stock (or another series of Liberty Capital common stock subject to certain limitations) over a specified 60-trading day period or (2) each share of Series A Liberty Interactive common stock, Series B Liberty Interactive common stock and Series C Liberty Interactive common stock into a number of shares of the corresponding series of Liberty Starz common stock at a ratio based on the relative trading prices of the Series A Liberty Interactive common stock (or another series of Liberty Interactive common stock subject to certain limitations) and the Series A Liberty Starz common stock (or another series of Liberty Starz common stock subject to certain limitations) over a specified 60-trading day period.

        The Registrant is also able to convert each share of Liberty Capital common stock and Liberty Starz common stock into a number of shares of the corresponding series of Liberty Interactive common stock at a ratio based on the relative trading prices of the Series A Liberty Capital common stock (or another series of Liberty Capital common stock subject to certain limitations) or the Series A Liberty Starz common stock (or another series of Liberty Starz common stock subject to certain limitations), as applicable, to the Series A Liberty Interactive common stock (or another series of Liberty Interactive common stock subject to certain limitations) over a specified 60-trading day period.

Redemption for Securities of a Subsidiary

        The Registrant may redeem outstanding shares of Liberty Interactive common stock for securities of a subsidiary that holds assets and liabilities attributed to the Interactive Group (and may or may not hold assets and liabilities attributed to any other group), provided that the Registrant's board of directors seeks and receives the approval to such redemption of holders of Liberty Interactive common stock, voting as a separate class. It is not a condition to effecting any such redemption that the Registrant's board of directors determines that the redemption qualifies for nonrecognition of gain or loss (in whole or in part) under Section 355 of the Internal Revenue Code to holders of Liberty Interactive common stock.

        If the Registrant were to effect a redemption as described above with securities of a subsidiary that also holds assets and liabilities of the Capital Group and/or the Starz Group, shares of Liberty Capital common stock and/or Liberty Starz common stock, as applicable, would also be redeemed in exchange for securities of that subsidiary, and the entire redemption would be subject to the class vote described above as well as the separate class vote of the holders of Liberty Capital common stock and/or Liberty Starz common stock, as applicable.

Mandatory Dividend, Redemption and Conversion Rights on Disposition of Assets

        If the Registrant disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the Interactive Group, the Registrant is required to choose one of the following alternatives, unless (i) the Registrant's board obtains approval of the holders of Liberty Interactive common stock to not take such action or (ii) the disposition qualifies under a specified exemption (in which case the Registrant will not be required to choose one of the following alternatives):

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  pay a dividend to holders of Liberty Interactive common stock out of the available net proceeds of such disposition; or

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  if there are legally sufficient assets and the Interactive Group Available Dividend Amount would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the Interactive Group, redeem all outstanding shares of Liberty Interactive common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the Interactive Group, redeem outstanding shares of Liberty Interactive common stock in exchange for cash and/or securities or other property with a fair value equal to the available net proceeds of such disposition; or

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  convert each outstanding share of each series of Liberty Interactive common stock into a number of shares of the corresponding series of Liberty Capital common stock at a specified premium; or

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  convert each outstanding share of each series of Liberty Interactive common stock into a number of shares of the corresponding series of Liberty Starz common stock at a specified premium; or

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  combine a conversion of a portion of the outstanding shares of Liberty Interactive common stock into a number of shares of the corresponding series of Liberty Capital common stock or Liberty Starz common stock with the payment of a dividend on or redemption of shares of Liberty Interactive common stock, subject to certain limitations.

Voting Rights

        Holders of Series A Liberty Interactive common stock will be entitled to one vote for each share of such stock held and holders of Series B Liberty Interactive common stock will be entitled to ten votes for each share of such stock held, in each case on all matters submitted to a vote of the Registrant's stockholders. Holders of Series C Liberty Interactive common stock will not be entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of the Registrant's amended charter), except as otherwise required by Delaware law. When so required, holders of Series C Liberty Interactive common stock will be entitled to 1/100th of a vote for each share of such stock held.

        Holders of Liberty Interactive common stock will vote as one class with holders of Liberty Starz common stock and Liberty Capital common stock on all matters that are submitted to a vote of the Registrant's stockholders unless a separate class vote is required by the Registrant's amended charter or Delaware law. In connection with certain dispositions of Interactive Group assets as described above, the board of directors may determine to seek approval of the holders of Liberty Interactive common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under the Registrant's amended charter.

        The Registrant may not redeem outstanding shares of Liberty Interactive common stock for securities of a subsidiary that holds assets and liabilities attributed to the Interactive Group unless the Registrant's board of directors seeks and receives the approval to such redemption of holders of Liberty Interactive common stock, voting together as a separate class, and, if such subsidiary also holds assets and liabilities of the Capital Group and/or the Starz Group, the approval to such redemption of holders of Liberty Capital common stock and/or Liberty Starz common stock, as applicable, with each such affected group voting together as a separate class.

Inter-Group Interest

        From time to time, the Registrant's board of directors may determine to create an inter-group interest in the Capital Group and/or the Starz Group in favor of the Interactive Group, or vice versa, subject to the terms of the Registrant's amended charter.

        If the Capital Group and/or the Starz Group has an inter-group interest in the Interactive Group at such time as any extraordinary action is taken with respect to the Liberty Interactive common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for securities of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Interactive Group's assets), the board of directors will consider what actions are required, or permitted, to be taken under the Registrant's amended charter with respect to such other group(s)' inter-group interest in the Interactive Group. For example, in some instances, the board of directors may determine that a portion of the aggregate consideration that is available for distribution to holders of Liberty Interactive common stock must be allocated to the Capital Group and/or the Starz Group to compensate such other group(s) on a pro rata basis for such other group(s)' proportionate interest in the Interactive Group.

        Similarly, if the Interactive Group has an inter-group interest in the Capital Group and/or the Starz Group at such time as any extraordinary action is taken with respect to the Liberty Capital common stock and/or the Liberty Starz common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for securities of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the applicable group(s)' assets), the board of directors will consider what actions are required, or permitted, to be taken under the Registrant's amended charter with respect to the Interactive Group's inter-group interest in the affected group(s).

        All such board determinations will be made in accordance with the Registrant's amended charter and applicable Delaware law.

        None of the Interactive Group, the Capital Group or the Starz Group currently has an inter-group interest in the other.

Liquidation

        Upon the Registrant's liquidation, dissolution or winding up, holders of shares of Liberty Interactive common stock will be entitled to receive in respect of such stock their proportionate interests in the Registrant's assets, if any, remaining for distribution to holders of the Liberty

Interactive common stock, Liberty Capital common stock and Liberty Starz common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share.

        Each share of Liberty Interactive common stock (irrespective of series) has 0.22778 of a liquidation unit, subject to certain anti-dilution adjustments.

Liberty Capital Common Stock

Basic Investment

        Liberty Capital common stock is intended to reflect the separate economic performance of the assets included in the Capital Group. The Capital Group is defined in the Registrant's amended charter to include (i) all of the Registrant's businesses, assets and liabilities that are not attributed to the Interactive Group or the Starz Group as of the effective date of the redesignation, (ii) such other businesses, assets and liabilities that the Registrant's board of directors may determine to attribute to the Capital Group or that may be acquired for or transferred to the Capital Group in the future, (iii) the proceeds of any sale, transfer, exchange, assignment or other disposition of any of the foregoing, and (iv) any inter-group interest that the Capital Group may obtain in the Interactive Group and/or the Starz Group.

Authorized Capital Stock

        The Registrant is authorized to issue up to 4.075 billion shares of Liberty Capital common stock, of which 2 billion are designated Series A Liberty Capital common stock, 75 million are designated Series B Liberty Capital common stock and 2 billion are designated Series C Liberty Capital common stock.

Dividends and Securities Distributions

        The Registrant is permitted to pay dividends on Liberty Capital common stock out of the lesser of the Registrant's assets legally available for the payment of dividends under Delaware law and the "Capital Group Available Dividend Amount" (defined generally as the excess of the total assets less the total liabilities of the Capital Group over the par value, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Capital common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the Capital Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). If dividends are paid on any series of Liberty Capital common stock, an equal per share dividend will be concurrently paid on the other series of Liberty Capital common stock.

        The Registrant is permitted to make share distributions of Series A Liberty Capital common stock or Series C Liberty Capital common stock, respectively, to holders of all series of Liberty Capital common stock, on an equal per share basis; share distributions of Series A Liberty Capital common stock to holders of Series A Liberty Capital common stock and, on an equal per share basis, shares of Series B Liberty Capital common stock to holders of Series B Liberty Capital common stock and, on an equal per share basis, shares of Series C Liberty Capital common stock to holders of Series C Liberty Capital common stock; share distributions of Series A Liberty Interactive common stock or Series C Liberty Interactive common stock, respectively, to holders of all series of Liberty Capital common stock, on an equal per share basis, subject to certain limitations; share distributions of Series A Liberty Interactive common stock to holders of Series A Liberty Capital common stock and, on an equal per share basis, shares of Series B Liberty Interactive common stock to holders of Series B Liberty Capital common stock and, on an equal per share basis, shares of Series C Liberty Interactive common stock to holders of Series C Liberty Capital common stock, subject to certain limitations; share distributions of Series A Liberty Starz common stock or Series C Liberty Starz common stock, respectively, to holders of all series of Liberty Capital common stock, on an equal per share basis, subject to certain limitations; share distributions of Series A Liberty Starz common stock to holders of Series A Liberty Capital common stock and, on an equal per share basis, shares of Series B Liberty Starz common stock to holders of Series B Liberty Capital common stock and, on an equal per share basis, shares of Series C Liberty Starz common stock to holders of Series C Liberty Capital common stock, subject to certain limitations; and share distributions of any other class or series of its securities or the securities of any other person to holders of all series of Liberty Capital common stock, on an equal per share basis, subject to certain limitations.

Conversion at Option of Holder

        Each share of Series B Liberty Capital common stock is convertible, at the option of the holder, into one share of Series A Liberty Capital common stock. Shares of Series A Liberty Capital common stock and shares of Series C Liberty Capital common stock are not convertible at the option of the holder.

Conversion at Option of Issuer

        The Registrant is able to convert (1) each share of Series A Liberty Capital common stock, Series B Liberty Capital common stock and Series C Liberty Capital common stock into a number of shares of the corresponding series of Liberty Interactive common stock at a ratio based on the relative trading prices of the Series A Liberty Capital common stock (or another series of Liberty Capital common stock subject to certain limitations) and the Series A Liberty Interactive common stock (or another series of Liberty Interactive common stock subject to certain limitations) over a specified 60-trading day period or (2) each share of Series A Liberty Capital common stock, Series B Liberty Capital common stock and Series C Liberty Capital common stock into a number of shares of the corresponding series of Liberty Starz common stock at a ratio based on the relative trading prices of the Series A Liberty Capital common stock (or another series of Liberty Capital common stock subject to certain limitations) and the Series A Liberty Starz common stock (or another series of Liberty Starz common stock subject to certain limitations) over a specified 60-trading day period.

        The Registrant is also able to convert each share of Liberty Starz common stock and Liberty Interactive common stock into a number of shares of the corresponding series of Liberty Capital common stock at a ratio based on the relative trading prices of the Series A Liberty Starz common stock (or another series of Liberty Starz common stock subject to certain limitations) or the Series A Liberty Interactive common stock (or another series of Liberty Interactive common stock subject to certain limitations), as applicable, to the Series A Liberty Capital common stock (or another series of Liberty Capital common stock subject to certain limitations) over a specified 60-trading day period.

Redemption for Securities of a Subsidiary

        The Registrant may redeem outstanding shares of Liberty Capital common stock for securities of a subsidiary that holds assets and liabilities attributed to the Capital Group (and may or may not hold assets and liabilities attributed to any other group), provided that the Registrant's board of directors seeks and receives the approval to such redemption of holders of Liberty Capital common stock, voting as a separate class. It is not a condition to effecting any such redemption that the Registrant's board of directors determines that the redemption qualifies for nonrecognition of gain or loss (in whole or in part) under Section 355 of the Internal Revenue Code to holders of Liberty Capital common stock.

        If the Registrant were to effect a redemption as described above with securities of a subsidiary that also holds assets and liabilities of the Interactive Group and/or the Starz Group, shares of Liberty Interactive common stock and/or Liberty Starz common stock, as applicable, would also be redeemed in exchange for securities of that subsidiary, and the entire redemption would be subject to the class vote described above as well as the separate class vote of the holders of Liberty Interactive common stock and/or Liberty Starz common stock, as applicable.

Mandatory Dividend, Redemption and Conversion Rights on Disposition of Assets

        If the Registrant disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the Capital Group, they are required to choose one of the following alternatives, unless (i) the Registrant's board obtains approval of the holders of Liberty Capital common stock to not take such action or (ii) the disposition qualifies under a specified exemption (in which case the Registrant will not be required to choose one of the following alternatives):

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  pay a dividend to holders of Liberty Capital common stock out of the available net proceeds of such disposition; or

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  if there are legally sufficient assets and the Capital Group Available Dividend Amount would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the Capital Group, redeem all outstanding shares of Liberty Capital common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the Capital Group, redeem outstanding shares of Liberty Capital common stock in exchange for cash and/or securities or other property with a fair value equal to the available net proceeds of such disposition; or

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  convert each outstanding share of each series of Liberty Capital common stock into a number of shares of the corresponding series of Liberty Interactive common stock at a specified premium; or

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  convert each outstanding share of each series of Liberty Capital common stock into a number of shares of the corresponding series of Liberty Starz common stock at a specified premium; or

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  combine a conversion of a portion of the outstanding shares of Liberty Capital common stock into a number of shares of the corresponding series of Liberty Interactive common stock or Liberty Starz common stock with the payment of a dividend on or redemption of shares of Liberty Capital common stock, subject to certain limitations.

Voting Rights

        Holders of Series A Liberty Capital common stock will be entitled to one vote for each share of such stock held and holders of Series B Liberty Capital common stock will be entitled to ten votes for each share of such stock held on all matters submitted to a vote of the Registrant's stockholders. Holders of Series C Liberty Capital common stock will not be entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of the Registrant's amended charter), except as otherwise required by Delaware law. When so required, holders of Series C Liberty Capital common stock will be entitled to 1/100th of a vote for each share of such stock held.

        Holders of Liberty Capital common stock will vote as one class with holders of Liberty Starz common stock and Liberty Interactive common stock on all matters that are submitted to a vote of the Registrant's stockholders unless a separate class vote is required by the Registrant's amended charter or Delaware law. In connection with certain dispositions of Capital Group assets as described above, the board of directors may determine to seek approval of the holders of Liberty Capital common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under the Registrant's amended charter.

        The Registrant may not redeem outstanding shares of Liberty Capital common stock for securities of a subsidiary that holds assets and liabilities attributed to the Capital Group unless the Registrant's board of directors seeks and receives the approval to such redemption of holders of Liberty Capital common stock, voting together as a separate class, and, if such subsidiary also holds assets and liabilities of the Starz Group and/or the Interactive Group, the approval to such redemption of holders of Liberty Starz common stock and/or Liberty Interactive common stock, as applicable, with each such affected group voting together as a separate class.

Inter-Group Interest

        From time to time, the Registrant's board of directors may determine to create an inter-group interest in the Starz Group and/or the Interactive Group in favor of the Capital Group, or vice versa, subject to the terms of the Registrant's amended charter.

        If the Interactive Group and/or the Starz Group has an inter-group interest in the Capital Group at such time as any extraordinary action is taken with respect to the Liberty Capital common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for securities of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Capital Group's assets), the board of directors will consider what actions are required, or permitted, to be taken under the Registrant's amended charter with respect to such other group(s)' inter-group interest in the Capital Group. For example, in some instances, the board of directors may determine that a portion of the aggregate consideration that is available for distribution to holders of Liberty Capital common stock must be allocated to the Interactive Group and/or the Starz Group to compensate such other group(s) on a pro rata basis for such other group(s)' proportionate interest in the Capital Group.

        Similarly, if the Capital Group has an inter-group interest in the Starz Group and/or the Interactive Group at such time as any extraordinary action is taken with respect to the Liberty Starz common stock and/or the Liberty Interactive common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for securities of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the applicable group(s)' assets), the board of directors will consider what actions are required, or permitted, to be taken under the Registrant's amended charter with respect to the Capital Group's inter-group interest in the affected group(s).

        All such board determinations will be made in accordance with the Registrant's amended charter and applicable Delaware law.

        None of the Interactive Group, the Capital Group or the Starz Group currently has an inter-group interest in the other as of the effective date of the redesignation.

Liquidation

        Upon the Registrant's liquidation, dissolution or winding up, holders of shares of Liberty Capital common stock will be entitled to receive in respect of such stock their proportionate interests in the Registrant's assets, if any, remaining for distribution to holders of Liberty Capital common stock, Liberty Starz common stock and Liberty Interactive common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share.

        Each share of Liberty Capital common stock (irrespective of series) has 0.14613 of a liquidation unit, subject to certain anti-dilution adjustments.

Description of Other Provisions of The Registrant's Amended Charter

Preferred Stock

        The Registrant's amended charter authorizes the board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including:

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  the designation of the series;

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  the number of authorized shares of the series, which number the Registrant's board may subsequently increase or decrease but not below the number of such shares of such series of preferred stock then outstanding;

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  the dividend rate or amounts, if any, and, in the case of cumulative dividends, the date or dates from which dividends on all shares of the series will be cumulative and the relative preferences or rights of priority or participation with respect to such dividends;

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  the rights of the series in the event of the Registrant's voluntary or involuntary liquidation, dissolution or winding up and the relative preferences or rights of priority of payment;

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  the rights, if any, of holders of the series to convert into or exchange for other classes or series of stock or indebtedness and the terms and conditions of any such conversion or exchange, including provision for adjustments within the discretion of the Registrant's board of directors;

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  the voting rights, if any, of the holders of the series;

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  the terms and conditions, if any, for the Registrant to purchase or redeem the shares; and

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  any other relative rights, preferences and limitations of the series.

        The Registrant believes that the ability of its board of directors to authorize the issuance of one or more series of preferred stock will provide flexibility in structuring possible future financing and acquisitions and in meeting other corporate needs which might arise. The authorized shares of preferred stock will be available for issuance without further action by the Registrant's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Registrant's securities may be listed or traded.

        Although the Registrant has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Registrant's board will make any determination to issue such shares based upon its judgment as to the best interests of its stockholders. The Registrant's board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of its board of directors, including a tender offer or other transaction that some, or a majority, of its stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

Board of Directors

        The Registrant's amended charter provides that, subject to any rights of the holders of any series of its preferred stock to elect additional directors, the number of its directors will not be less than three and the exact number will be fixed from time to time by a resolution of its board. The members of the Registrant's board, other than those who may be elected by holders of its preferred stock, are divided into three classes. Each class consists, as nearly as possible, of a number of directors equal to one-third of the then authorized number of board members. The term of office of the Registrant's Class III directors expires at the annual meeting of its stockholders in 2010. The term of office of the

Registrant's Class I directors expires at the annual meeting of its stockholders in 2011. The term of office of the Registrant's Class II directors expires at the annual meeting of its stockholders in 2012. At each annual meeting of the Registrant's stockholders, the successors of that class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of the Registrant's stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified.

        The Registrant's amended charter provides that, subject to the rights of the holders of any series of its preferred stock, its directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the aggregate voting power of its outstanding capital stock entitled to vote at an election of directors, voting together as a single class.

        The Registrant's amended charter provides that, subject to the rights of the holders of any series of its preferred stock, vacancies on its board resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on its board, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director so elected will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is assigned, and until that director's successor will have been elected and qualified or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting the Registrant's board will shorten the term of any incumbent director, except as may be provided with respect to a series of the Registrant's preferred stock with respect to any additional director elected by the holders of that series of its preferred stock.

        These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of the Registrant's board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of the Registrant's board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Registrant.

Limitation on Liability and Indemnification

        To the fullest extent permitted by Delaware law, the Registrant's directors are not liable to the Registrant or any of its stockholders for monetary damages for breaches of fiduciary duties while serving as a director. In addition, the Registrant indemnifies, to the fullest extent permitted by applicable law, any person involved in any suit or action by reason of the fact that such person is a director or officer of the Registrant or, at the Registrant's request, a director, officer, employee or agent of another corporation or entity, against all liability, loss and expenses incurred by such person. The Registrant will pay expenses of a director or officer in defending any proceeding in advance of its final disposition, provided that such payment is made upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to indemnification.

No Shareowner Action by Written Consent; Special Meetings

        The Registrant's amended charter provides that, except as otherwise provided in the terms of any series of preferred stock, no action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of the Registrant's preferred stock, special meetings of the Registrant's stockholders for any purpose or purposes may be called only by the Registrant's Secretary (i) upon the written request of holders of at least 66 2/3% of the aggregate voting power of its outstanding capital stock or (ii) at the request of at least 75% of the members of its board of directors then in office. No business other than that stated in the notice of special meeting will be transacted at any special meeting.

Amendments

        The Registrant's amended charter provides that, subject to the rights of the holders of any series of its preferred stock, the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of its outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of its amended charter or to add or insert any provision in its amended charter, provided that the foregoing enhanced voting requirement will not apply to any adoption, amendment, repeal, addition or insertion (1) as to which Delaware law does not require the consent of the Registrant's stockholders or (2) which has been approved by at least 75% of the members of the Registrant's board then in office. The Registrant's amended charter further provides that the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of its outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of its bylaws, provided that the foregoing enhanced voting requirement will not apply to any adoption, amendment or repeal approved by the affirmative vote of not less than 75% of the members of its board then in office.

Supermajority Voting Provisions

        In addition to the supermajority voting provisions discussed under "—Amendments" above, the Registrant's amended charter provides that, subject to the rights of the holders of any series of its preferred stock, the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of its outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required for:

  •
  its merger or consolidation with or into any other corporation, provided, that the foregoing voting provision will not apply to any such merger or consolidation (1) as to which the laws of the State of Delaware, as then in effect, do not require the consent of its stockholders, or (2) that at least 75% of the members of its board of directors then in office have approved;

  •
  the sale, lease or exchange of all, or substantially all, of its assets, provided, that the foregoing voting provisions will not apply to any such sale, lease or exchange that at least 75% of the members of its board of directors then in office have approved; or

  •
  its dissolution, provided, that the foregoing voting provision will not apply to such dissolution if at least 75% of the members of its board of directors then in office have approved such dissolution.

Section 203 of the DGCL

        Section 203 of the Delaware General Corporation Law prohibits certain transactions between a Delaware corporation and an "interested stockholder." An "interested stockholder" for this purpose is a stockholder who is directly or indirectly a beneficial owner of 15% or more of the aggregate voting power of a Delaware corporation. This provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date on which the stockholder became an interested stockholder, unless: (1) the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation's board of directors before the stockholder became an interested stockholder, (2) the interested stockholder acquired at least 85% of the aggregate voting power of the corporation in the transaction in which the stockholder became an interested stockholder, or (3) the business combination is approved by a majority of the board of directors and the affirmative vote of the holders of two-thirds of the aggregate voting power not owned by the interested stockholder at or subsequent to the time that the stockholder became an interested stockholder. These restrictions do not apply if, among other things, the corporation's certificate of incorporation contains a provision expressly electing not to be governed by Section 203. The Registrant's amended charter does not contain such an election.

Item 2.    Exhibits.

        The following exhibits are filed as part of this Registration Statement on Form 8-A:

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 001-33982) filed on November 19, 2009).
3.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 001-33982) filed on August 14, 2008).
4.1	Specimen certificate for shares of the Registrant's Series A Liberty Capital common stock, par value $.01 per share (incorporated by reference to Exhibit 4.1 to the 2007 Registration Statement)
4.2	Specimen certificate for shares of the Registrant's Series B Liberty Capital common stock, par value $.01 per share (incorporated by reference to Exhibit 4.2 to the 2007 Registration Statement)
4.3	Specimen certificate for shares of the Registrant's Series A Liberty Interactive common stock, par value $.01 per share (incorporated by reference to Exhibit 4.1 to the 2006 Registration Statement)
4.4	Specimen certificate for shares of the Registrant's Series B Liberty Interactive common stock, par value $.01 per share (incorporated by reference to Exhibit 4.2 to the 2006 Registration Statement)

 SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Liberty Media Corporation
Date: November 19, 2009	By:	/s/ CHARLES Y. TANABE
	Name:	Charles Y. Tanabe
	Title:	Executive Vice President and General Counsel

 EXHIBIT INDEX

        The following exhibits are filed as part of this Registration Statement on Form 8-A:

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 001-33982) filed on November 19, 2009)
3.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 001-33982) filed on August 14, 2008)
4.1	Specimen certificate for shares of the Registrant's Series A Liberty Capital common stock, par value $.01 per share (incorporated by reference to Exhibit 4.1 to the 2007 Registration Statement)
4.2	Specimen certificate for shares of the Registrant's Series B Liberty Capital common stock, par value $.01 per share (incorporated by reference to Exhibit 4.2 to the 2007 Registration Statement)
4.3	Specimen certificate for shares of the Registrant's Series A Liberty Interactive common stock, par value $.01 per share (incorporated by reference to Exhibit 4.1 to the 2006 Registration Statement)
4.4	Specimen certificate for shares of the Registrant's Series B Liberty Interactive common stock, par value $.01 per share (incorporated by reference to Exhibit 4.2 to the 2006 Registration Statement)

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX